Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MIPS Technologies, Inc. 2002 Non-Qualified Stock Option Plan of MIPS Technologies, Inc. of our report dated July 16, 2001, with respect to the consolidated financial statements of MIPS Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
April 26, 2002